Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on the Forms S-8 (No. 333-281769 and No. 333-280250) of Serina Therapeutics, Inc. and subsidiaries (the “Company”) of our report dated March 24, 2025, with respect to the consolidated financial statements as of and for the years ended December 31, 2025 and 2024, of the Company which are part of this Annual Report on Form 10-K.

/s/ Frazier & Deeter, LLC

Tampa, Florida
March 25, 2026